UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 19, 2013

NATIONAL  AUTOMATION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53755 (Commission File Number)	26-1639141 (I.R.S. Employer Identification No.)

P.O. Box 400775
Las Vegas, NV 89140
(Address of principal executive offices)  (zip code)

(877) 871-6400
(Registrant's telephone number, including area code)

P.O. Box 400775
Las Vegas, NV 89140
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy  the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.                     Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2013, the Company elected James Gunn as an Independent Board if Director Member. As General Counsel for Cintron Brands, LLC, a beverage company located in MN;  he also serves as counsel with several development stage start-ups.   He is a well-rounded attorney with experience focused on development stage businesses, workouts, and litigation.  Jim previously worked for several years for Thompson Coe Cousins & Irons, LLP in their St. Paul, Minnesota office, representing two Fortune 100 companies in litigation.

On November 5, 2013, the Company elected Kevin Brown as an Independent Board if Director Member. With over twelve years of experience with Big 4 and regional accounting firms’ assurance services with a focus on financial statement and SOX 404 internal control audits for SEC registrants in the upstream and midstream oil and gas, precious and industrial metal mining, financial services, computer technology, media and entertainment, construction, and manufacturing and distribution industries. He has knowledge and experience summarizing and preparing memos that present issues with US GAAP and IFRS based technical accounting research and interpretations using FASB, IASB, and SEC regulations.

Section 9- Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits (d)             Exhibits

Exhibit No.                                   Description

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2013
National Automation Services, Inc. A Nevada corporation

/s/ Robert W Chance
By: Robert Chance Its: President and Chief Executive Officer